UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2005

POLYMEDICA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Massachusetts	0-19842	04-3033368

(State or Other Juris-	(Commission	(IRS Employer
diction of Incorporation	File Number)	Identification No.)

11 State Street, Woburn, Massachusetts	01801

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 933-2020

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On May 24, 2005, PolyMedica Corporation, a Massachusetts corporation (the “Company”), entered into a Credit Agreement Supplement and Amendment, dated as of May 24, 2005 (the “Credit Agreement Supplement”), to the Credit Agreement, dated as of April 12, 2005, among the Company, as Borrower, and the lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, pursuant to which the Company increased its five-year revolving credit facility, which it announced last month, from $150 million to $195 million and increased the amount of its stock that it is entitled to repurchase from $40 million to $150 million.

Item 2.02. Results of Operations and Financial Condition.

Item 7.01 Regulation FD Disclosure.

The following information is being furnished pursuant to Item 2.02, “Results of Operations and Financial Condition” and Item 7.01 “Regulation FD Disclosure”, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On May 25, 2005, the Company issued a press release setting forth its fourth quarter and full year 2005 earnings and announcing a $150 million share repurchase program. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYMEDICA CORPORATION
Date: May 25, 2005	By:	/s/ Stephen C. Farrell
Stephen C. Farrell
Senior Vice President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated May 25, 2005 announcing earnings for the fourth quarter and full year 2005, amendment to the Credit Agreement and announcement of $150 million share repurchase.